UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

203-401-8200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Reference is made to the Current Report on Form 8-K filed by Bitmine Immersion Technologies, Inc. (the “Company”) on February 11, 2026, which disclosed the presentation (the “Presentation”) delivered by Tom Lee, Executive Chairman of the Board of Directors of the Company, at the CoinDesk Consensus 2026 Conference in Hong Kong (“Consensus Hong Kong”). The Presentation is incorporated herein by reference.

On February 17, 2026, the Company released a video (the “Video”) of Tom Lee’s address at Consensus Hong Kong. A copy of the transcript for the Video is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 17, 2026, Bitmine Immersion Technologies, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Presentation and Video as well as providing an update on the Company’s operations. A copy of the Press Release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Transcript of Video (February 17, 2026).
99.2	Press Release, dated February 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated:	February 17, 2026	By:	/s/ Chi Tsang
		Name:	Chi Tsang
		Title:	Chief Executive Officer